Exhibit 99.1

For Immediate Release

Cushman & Wakefield Successfully Completes Term Loan Repricing; Prepays Additional $45 Million in Debt Bringing Full Year Repayment Total to $100 Million

CHICAGO, June 20, 2024 – Cushman & Wakefield (NYSE: CWK) announced that it has successfully completed a repricing of approximately $1.0 billion of its Term Loan issued in January 2023 (“Term Loan”) due 2030. The repricing reduces the applicable interest rate on the Term Loan by 25 basis points from Term SOFR plus 3.25% to Term SOFR plus 3.00%. There are no changes to the maturity of the Term Loan following this repricing and all other terms are substantially unchanged. Additionally, on June 17th, 2024, the Company elected to prepay an additional $45 million of its Term Loan due 2025, bringing the aggregate year-to-date debt repayment total to $100 million. The Company expects that the two Term Loan repricings in addition to the $100 million repayment of debt year-to-date will produce cash interest expense savings of approximately $14 million annually.

“We continue to proactively manage our balance sheet as we execute on our strategic priorities of creating increased financial flexibility while positioning the company for long-term growth,” said Neil Johnston, Chief Financial Officer. “We were very pleased with the strong market demand and lender support for our Term Loan repricing.”

About Cushman & Wakefield

Cushman & Wakefield (NYSE: CWK) is a leading global commercial real estate services firm for property owners and occupiers with approximately 52,000 employees in nearly 400 offices and 60 countries. In 2023, the firm reported revenue of $9.5 billion across its core services of property, facilities and project management, leasing, capital markets, and valuation and other services. It also received numerous industry and business accolades for its award-winning culture and commitment to Diversity, Equity and Inclusion (DEI), sustainability and more. For additional information, visit www.cushmanwakefield.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts, and you can often identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “strives,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “goal,” “projects,” “forecasts,” “shall,” “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this press release are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. You should not place undue reliance on any forward-looking statements and should consider the factors discussed in Cushman & Wakefield’s annual report on Form 10-K for the year ended December 31, 2023, including those discussed under “Item 1A—Risk Factors” therein.

The forward-looking statements included in this press release are made as of the date hereof, and except as required by law, Cushman & Wakefield undertakes no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this press release.

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MEDIA CONTACT:

Aixa Velez Corporate Communications +1 312 424 8195 aixa.velez@cushwake.com